UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2019

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑11981	52‑1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263‑2900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Shares, no par value Common Stock Purchase Rights	Trading Symbol(s) MMAC MMAC	Name of each exchange on which registered Nasdaq Capital Market Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement

On December 20, 2019, in connection with the consummation of the Transactions (as defined in Item 8.01 below), Hunt FS Holdings II, LLC (“Hunt FS II”) exercised its right to partially prepay the $67.0 million note (the “MTA Note”) it previously issued to MMA Capital Holdings, Inc. (the “Company”) in an amount of $13.4 million in cash (the “Prepayment”).  In connection with the Prepayment, Hunt FS II and the Company agreed to amend the terms of the MTA Note (i) so that the MTA Note will amortize in 20 equal quarterly payments of $2.68 million beginning on March 31, 2020, and (ii) to change the maturity date to require that the MTA Note mature upon the closing of the previously announced sale of Hunt Real Estate Capital, LLC by Hunt (as defined in Item 8.01 below) if such closing occurs prior to the expiration of the original seven year term.  Hunt FS II retains the right to prepay the MTA Note in whole or in part at any time.

The foregoing discussion of the amendment to the MTA Note does not purport to be a complete description of such amendment and is qualified in its entirety by reference to Exhibits 10.1, which is incorporated herein by reference.

Item 8.01        Other Events

On December 20, 2019, the Company, entered into a series of transactions (the “Transactions”) with affiliates of its manager, Hunt Investment Management, LLC (collectively, “Hunt”) pursuant to which the Company and Hunt agreed (i) for Hunt to acquire a promissory note receivable with an unpaid principal balance of $1.05 million from the Company, (ii) for Hunt to acquire the Company’s limited partnership interests in three low-income housing tax credit funds, (iii) to an amendment to the Master Transaction Agreement with Hunt dated January 8, 2018 (the “MTA”) to terminate any rights the Company has to any contingent purchase price payments under the MTA, and (iv) to terminate the purchase price true-up adjustment associated with the Company’s acquisition of Hunt’s ownership interest in a solar development loan.

As a result of the Transactions and Hunt’s partial prepayment of the MTA Note, the Company received total cash payments of $16.5 million and anticipates recognizing a $1.9 million gain in the fourth quarter.

As the Company considers Hunt a related party, the independent members of the Company’s board of directors reviewed and approved the Transactions.  In connection with such review the Company engaged the Kimberlite Group, LLC to assist in the independent analysis and review of the Transactions.

A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Exhibits

10.1	Second Amendment to the Purchase Money Note by and between Hunt FS Holdings II, LLC and the Company
99.1	Press Release dated December 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Holdings, Inc.

December 20, 2019	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President